UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 12, 2014

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 12, 2014 and in accordance with the Senior Management Officer mandatory retirement guidelines of First Merchants Corporation (the “Corporation”), Robert R. Connors has resigned his position as Chief Information Officer to become the Corporation’s Executive Director of Facilities Management.

(c)     Also on May 12, 2014 the Board of Directors appointed Stephan H. Fluhler, 45, as the Corporation’s Senior Vice President and Chief Information Officer. In 2000, Mr. Fluhler began his career with First Merchants Bank as a Credit Analyst. He moved into the Corporation’s Operations and Technology Division in 2001 and was promoted to the Chief Technology Officer position in 2004 where he has served for the past ten years. Mr. Fluhler holds an Undergraduate degree in Economics/Finance from Barry University and a Masters in Business Administration from Ball State University.

(e)    Mr. Fluhler is also party to a Change of Control Agreement with the Corporation dated, February 11, 2014. The agreement provides for certain payments to be made to Mr. Fluhler upon certain “Changes of Control” of the Corporation. A copy of the agreement is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d)	(10.1) Stephan H. Fluhler Change of Control Agreement dated February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 12, 2014

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

	Number	Description

	10.1	Stephan H. Fluhler Change of Control Agreement, dated February 11, 2014.